As Filed With the Securities and Exchange Commission on November 12, 1998
                      Registration Statement No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  --------------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  --------------------------------------------

                     EVANS & SUTHERLAND COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)

            Utah                                            87-0278175
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)
                                 600 Komas Drive
                           Salt Lake City, Utah 84108
                                 (801) 588-1000
                        (Address, including zip code, and
                     telephone number, including area code,
                         of principal executive offices)
                  --------------------------------------------

                                 John T. Lemley
                             Chief Financial Officer
                     Evans & Sutherland Computer Corporation
                                 600 Komas Drive
                           Salt Lake City, Utah 84108
                                 (801) 588-1000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                  --------------------------------------------

                                   Copies to:
                                William C. Gibbs
                                  Dawn M. Call
                              Snell & Wilmer L.L.P.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                                 (801) 237-1900
                  --------------------------------------------


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------- ------------------------- ------------------------- -------------------------
  Title of Each Class of        Amount to be             Proposed Maximum           Proposed Maximum              Amount of
     Securities to be           Registered(2)             Offering Price                Aggregate                Registration
      Registered(1)                                           Per Unit(3)             Offering Price(3)                Fee
--------------------------- ------------------------- ------------------------- ------------------------- -------------------------

  Common Stock, $.20 par          1,279,870                  $ 18.6875                $ 23,917,571                 $ 4,784
          value                    Shares
=========================== ========================= ========================= ========================= =========================



(1) This registration statement covers the resale by the selling shareholder of up to an aggregate of 1,279,870 shares of common stock, $.20 par value, of Evans & Sutherland Computer Corporation (the "Company"), 901,408 shares of which may be acquired by such selling shareholder upon conversion of shares of Class B-1 Preferred Stock, and 378,462 shares which may be acquired by such selling shareholder upon the exercise of presently outstanding warrants to purchase shares of Class B-1 Preferred Stock and the conversion of such stock into common stock.

(2) In the event of a stock split, stock dividend, or similar transaction involving common stock of the Company, to prevent dilution, the number of shares of common stock of the Company registered shall be automatically increased to cover the additional shares of common stock in accordance with Rule 416(a) under the Securities Act of 1933 ("Securities Act").

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the closing price of the common stock on November 5, 1998, as reported on the Nasdaq National Market.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS

600 Komas Drive
Salt Lake City, Utah  84108
(801) 588-1000



                               EVANS & SUTHERLAND
                          1,279,870 SHARES COMMON STOCK



         With this prospectus, the selling shareholder identified in this prospectus or in the accompanying prospectus supplement is offering up to 1,279,870 shares of our common stock.

         The selling shareholder may sell these shares through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or at privately negotiated prices. The selling shareholder will receive all of the net proceeds from the sale of the shares offered with this prospectus. The selling shareholder will pay all underwriting discounts and selling commissions, if any, applicable to the sale of those shares. The Company will not receive any proceeds from the sale of the shares.

                  Before purchasing any of the shares, you should consider very carefully the information presented under the caption "Risk Factors" on page 3 of this prospectus.

     The Company's common stock is traded on the Nasdaq National Market under the symbol "ESCC."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The Date of this Prospectus is November 12, 1998

================================================================================

                               1,279,870 Shares of
                                  Common Stock


                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION


                                _______________

                                   PROSPECTUS
                                ---------------



================================================================================


We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date.


                         ---------------

                        TABLE OF CONTENTS
                                                             Page

ABOUT THIS PROSPECTUS........................................2
WHERE YOU CAN FIND MORE INFORMATION..........................2
RISK FACTORS.................................................3
THE COMPANY..................................................6
USE OF PROCEEDS..............................................6
SELLING SHAREHOLDER..........................................6
PLAN OF DISTRIBUTION.........................................7
EXPERTS......................................................8
LEGAL MATTERS................................................8









================================================================================

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission ("SEC") to register 1,279,870 shares of our common stock, par value $.20 (the "Shares"). This prospectus does not include all of the information contained in the registration statement and the exhibits to the registration statement. For further information about the Company and the Shares, you should read the registration statement and the exhibits to the registration statement. Statements contained in this prospectus concerning documents we have filed with the SEC as exhibits to the registration statement or otherwise are not necessarily complete and, in each instance, you should refer to the actual filed document.

         We have not authorized anyone to provide you with any information that is different from the information contained in this prospectus. The selling shareholder is offering to sell and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of the sale of any Shares.

         In this prospectus, the "Company," "E&S," "we," "us," and "our" refer to Evans & Sutherland Computer Corporation.


                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, Mail Stop 1-2, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at "http://www.es.com" or at the SEC's website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"):

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended through the date hereof;

         (2)       Proxy Statement dated April 20, 1998;

         (3) Joint Proxy and Registration Statement on Form S-4, filed May 15, 1998 (Reg. No. 333-51041);

         (4)       Quarterly Report on Form 10-Q for the quarter ended March 27,
                   1998;

         (5)       Quarterly Report on Form 10-Q for the quarter ended June 26,
                   1998;

         (6) Quarterly Report on Form 10-Q for the quarter ended September 25, 1998;

         (7)       Current Report on Form 8-K dated July 13, 1998; and

         (8) Description of the Company's capital stock contained in its registration statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning John T. Lemley, Chief Financial Officer, at Evans & Sutherland Computer Corporation, 600 Komas Drive, Salt Lake City, Utah 84108, telephone
(801) 588-1000.

                                  RISK FACTORS

         Before making an investment decision, you should carefully consider the risk factors described below. If any of the following risks actually occurs, it could materially adversely affect our business, financial condition, and results of operations. The risks and uncertainties described below are not the only ones we are facing. We may have other risks and uncertainties of which we are not yet aware or which we currently believe are immaterial that may also impair our business operations. As a prospective investor, you should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in the Shares.

Overview

         The high-tech nature of our business subjects us to both national and worldwide economic and political influences such as recession, political instability, and rapid changes in technology. Our operating results depend on our ability to rapidly develop, manufacture, and market innovative products that meet customer needs. Inherent in this process is a number of risks that we must manage to achieve favorable operating results. The process of developing new high technology products is complex, expensive, and uncertain, requiring innovative designs and features that anticipate customer needs, competing solutions, and technological trends. The products, once developed, must be manufactured and distributed in sufficient volumes and quality at acceptable costs and competitive prices. Furthermore, portions of our manufacturing operations depend on the ability of suppliers to deliver high quality components and subassemblies in time to meet critical manufacturing and distribution schedules. Constraints in these supply lines and insufficient quality could adversely affect our operating results until we can develop alternate sources of supply.

Competitive Environment

         The computer industry is highly competitive, with rapid technological advances and constantly improving price/performance. As most market areas in which we operate continue to grow, we are experiencing increased competition, and we expect this trend to continue. In recent years, domestic and worldwide political, economic, and technological developments have strongly affected these markets, requiring adaptation by market participants. Since 1994, we have followed a three-point growth strategy, consisting of growing existing businesses, developing new businesses internally, and selectively acquiring businesses. This strategy has broadened our business portfolio, created opportunities for increased efficiency and market competitiveness, improved access to new markets, and reduced exposure to airline industry and defense budget reductions. In addition, we continue to undertake cost reduction efforts throughout all business units while monitoring and adjusting employment levels to be consistent with changing business requirements.

         Our executive management team and Board of Directors continue to review and monitor our strategic plans in connection with our three-point growth strategy. These plans include assessing business combinations and joint ventures with companies engaged in similar or closely related businesses, building market share in core businesses, and divesting less well-positioned and non-core businesses to remain competitive.

Period to Period Fluctuations

         Our operating results may fluctuate for a number of reasons. The largest share of our revenues and earnings is from our core simulation-related businesses, which typically have long delivery cycles and contract lengths. In fact, well over half of each quarter's revenues result from orders received in previous quarters. Because we budget our operating expenses, many of which are relatively fixed in the short term, in light of expected revenue, even a small revenue shortfall may cause a period's results to be below expectations. Such a revenue shortfall could arise from any number of factors, including delays in the availability of products, delays from chip suppliers, discontinuance of key components from suppliers, other supply constraints, transit interruptions, overall economic conditions, or natural disasters. The timing of customer acceptance of certain large-scale commercial or government contracts may also have a significant effect on periodic operating results. United States and international government defense budgets may require us to delay or even cancel production due to lack of available funding.

         Our gross margins are heavily influenced by mix considerations. These mix considerations include the mix of lower-margin prime contracts versus sub-contracts, the mix of new products and markets versus established products and markets, the mix of high-end products versus low-end products, as well as the mix of configurations within these product categories. Future margins may not duplicate historical margins or growth rates.

         Our stock price, like that of other technology companies, is subject to significant volatility. If revenues or earnings in any quarter fail to meet the investment community's expectations, there could be an immediate material and adverse impact on our stock price. Broader market trends unrelated to our performance may also affect the stock price.

Research and Development

         We make a significant investment in long-term research and development. Developing new products and software is expensive and the investment in product development often involves a long payback cycle. While we have every reason to believe these investments will ultimately be rewarded with revenue-generating products, customer acceptance ultimately dictates the success of development and marketing efforts. We plan to continue significant investments in research and development and related product opportunities from which significant revenue is not anticipated for a number of years. We expect total spending for research and development in 1998 to increase over spending in 1997 in absolute dollars, but not to increase as a percentage of sales.

Product Development and Introduction

         Our continued success depends on our ability to develop technologically complex and innovative products. Product transitions are a recurring part of our business. A number of risks are inherent in this process. During fiscal year 1998, for example, we are heavily committed to meeting delivery schedules for our Harmony and iNTegrator products. While we expect to meet these schedules, we have customer contracts that include liquidated damages if our delivery schedules are not met.

         The development of new technology and products is increasingly complex and uncertain, which increases the risk of delays. The introduction of a new product requires close collaboration and continued technological advancement involving multiple hardware and software design and manufacturing teams within the Company as well as teams at outside suppliers of key components, such as chipsets. The failure of any one of these elements could cause our new products to fail to meet specifications or to miss the aggressive timetables that we establish. As the variety and complexity of our product families increase, the process of planning production and inventory levels also becomes increasingly complex. In addition, the extent to which a new product gains rapid acceptance is strongly affected by the availability of key applications optimized for the new systems. There is no assurance that acceptance of our new systems will not be affected by delays in this process.

         Product life-cycles place a premium on our ability to manage the transition from current products to new products. We may announce a new product while its predecessor is in the final stages of development. Our results could be adversely affected by such factors as development delays, late release of products to manufacturing, quality or yield problems experienced by production or suppliers, variations in product costs, delays in customer purchases of existing products in anticipation of the introduction of new products, and excess inventories of older products and components.

United States Government Contracts

         In 1997, 29% of our sales were to agencies of the United States government, either directly or through prime contractors or subcontractors, for which there is intense competition. Accordingly, a significant portion of our sales is subject to the inherent risks related to government contracts, including uncertainty of economic conditions, changes in government policies and requirements that may reflect rapidly changing military and political
developments,   and  the  availability  of  funds.   These  risks  also  include
technological uncertainties and obsolescence, and dependence on annual Congressional appropriation and allotment of funds. In the past, some of our programs have been delayed, curtailed, or terminated. Although we cannot predict such uncertainties, in our opinion there are no spending reductions or funding limitations pending that would impact our contracts.

         Other characteristics of the industry include the complexity of designs, the difficulty of forecasting costs and schedules when bidding on developmental and highly sophisticated technical work, and the rapidity with which product lines become obsolete due to technological advances and other factors characteristic of the industry. Earnings may vary materially on some contracts depending upon the types of government long-term contracts undertaken, the costs incurred in their performance, and the achievement of other performance objectives. Due to the intense competition for available United States government business, maintaining or expanding government business increasingly requires us to commit additional working capital for long-term programs and additional investments in Company-funded research and development.

         As a United States government contractor or sub-contractor, our contracts and operations are subject to government oversight. The government may investigate and make inquiries of our business practices and conduct audits of our contract performance and cost accounting. These investigations may lead to claims against the Company. Under United States government procurement regulations and practices, an indictment of a government contractor could result in that contractor being fined and/or suspended for a period of time from eligibility for bidding on, or for award of, new government contracts; a conviction could result in debarment for a specified period of time.

International Business

         Our international business accounted for 59% of our 1997 sales. International business involves additional risks, such as exposure to currency fluctuations and changes in foreign economic and political environments, such as those currently affecting Asian markets. International transactions frequently involve increased financial and legal risks arising from stringent contractual terms and conditions and widely differing legal systems, customs, and standards in foreign countries. In addition, international sales often include sales to various foreign government armed forces, with many of the same inherent risks associated with United States government sales identified above. We expect that international sales will continue to be a significant portion of our overall business in the foreseeable future.

Commercial Airline Business

         Our commercial simulation (airline) business has strengthened since our decision in 1994 to pursue a new strategy of supplying complete systems instead of just components. However, there are risks related to the commercial simulation market which may adversely affect our business. The following risks are characteristic of the commercial simulation market: uncertainty of economic conditions, dependence upon the strength of the commercial airline industry, air pilot training requirements, competition, timely performance by subcontractors on contracts in which E&S is the prime contractor, and changes in technology.

New Business

         As we develop and grow our new businesses, there are uncertainties and risks associated with each business unit. These risks include: (a) developing strong partner relationships with manufacturers of computer chips and personal computers, as well as intense competitive pressures for the desktop graphics business; (b) acceptance of new technology and increasing market size and demand in a developing new market for the digital theater business; and (c) the technical feasibility and uncertain market acceptance in a developing new market for the digital studio business. Risks also include technological uncertainties and obsolescence, uncertainty of economic conditions, commitment of working capital, market acceptance, and other risks inherent in new businesses.

Private Finance Initiative

         A private finance initiative is designed to increase the involvement of the private sector in the provision of services which have traditionally been provided by the public sector. Private finance initiatives require the private sector to use its own capital to invest in assets which then are used to provide a long term service, such as simulation training, to a public sector customer. The number of programs being developed as private finance initiatives is increasing worldwide. We are currently involved in proposals to international military customers where we would be an equity partner of the private finance initiative's prime contractor and program manager. Private finance initiatives programs, however, are subject to inherent risks, including the commitment of working capital and fixed assets, long cycles in which to receive a return on investment, and termination or default of contracts. These risks also include technological uncertainties and obsolescence, uncertainty of economic conditions, changes in United States and international government policies and requirements that may reflect rapidly changing military and political developments, and the availability of funds.

Year 2000

         The Year 2000 issue is the result of potential problems with computer systems or any equipment with computer chips that store the year portion of the date as just two digits (e.g. 98 for 1998). Systems using this two-digit approach will not be able to determine whether "00" represents the year 2000 or 1900. The problem, if not corrected, will make those systems fail altogether or, even worse, allow them to generate incorrect calculations causing a disruption of normal operations.

         Although we have created a company-wide Year 2000 team to identify and resolve Year 2000 issues associated either with our internal systems or our products and services, we have no assurance that we will address all potential problems. There can also be no assurance that there will not be a delay in, or increased costs associated with, the implementation of Year 2000 modifications, or that our suppliers will adequately prepare for the Year 2000 issue. It is possible that any such delays, increased costs, or supplier failures could have a material adverse impact on our operations and financial results, by, for example, impacting our ability to deliver products or services to our customers.

         For third-party products which we distribute with our products, we have sought information from the product manufacturers regarding the products' Year 2000 readiness status. We direct customers who use the third-party products to the product manufacturer for detailed Year 2000 status information. On our Year 2000 web site at www.es.com/investor/y2k_corp.html, we provide information regarding which of our products are Year 2000 ready and other general information related to our Year 2000 efforts. We have no assurance that the third-party products will be Year 2000 ready or that a lack of readiness by such third-parties will not materially adversely impact our operations and financial results.

Anti-Takeover Effect of State Law

         We are subject to the Utah Control Shares Acquisition Act which provides that any person who acquires 20% or more of the outstanding voting shares of a publicly held Utah corporation will not have voting rights with respect to the acquired shares unless a majority of the disinterested shareholders of the corporation votes to grant such rights. This could deprive shareholders of opportunities to realize takeover premiums for their shares or other advantages that large accumulations of stock would provide.

Forward-Looking Statements and Associated Risks

          This prospectus, including all documents incorporated herein by reference, includes certain "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, including, among others, those statements preceded by, followed by or including the words "believes," "expects," "anticipates" or similar expressions.

         These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Our actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors"
discussion, important factors to consider in evaluating such forward-looking statements include risk of product demand, market acceptance, economic conditions, competitive products and pricing, difficulties in product development, commercialization and technology. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the events contemplated by the forward-looking statements contained in this prospectus will, in fact, occur.


                                   THE COMPANY

         E&S develops and manufactures hardware and software for visual systems that produce vivid and highly realistic three-dimensional (3-D) graphics and synthetic environments. Our product offerings include a full range of high-performance visual systems for simulation, training and virtual reality applications, as well as graphic accelerator products for personal computer workstations. We are organized into six business units. Each business unit develops and markets its products to a worldwide customer base. These business units can be grouped into two areas: core businesses and new businesses. The core businesses are the simulation-related units where we have an established market presence with significant market share and which represent the majority of the Company's revenues and earnings. The new businesses are in high-growth markets where we have superior technology which can be directed to new applications. E&S was founded in 1968 and is headquartered in Salt Lake City, Utah. E&S also has offices located in Milpitas, California; Boston, Massachusetts; Dallas, Texas; Orlando, Florida; Beijing, China; Dubai, United Arab Emirates; Horsham, England; and Munich, Germany.


                                 USE OF PROCEEDS

         Other than the price the selling shareholder will pay to exercise its warrants, we will not receive any of the proceeds from any sale of Shares offered with this prospectus. We will pay the costs of this offering, which are estimated to be $36,784. The selling shareholder is not obligated to exercise its warrants, and there can be no assurance that it will choose to exercise all or any of such warrants. Our gross proceeds if all of the warrants are exercised for cash would be $12,595,688. However, we are unable to predict the exact amount of cash we will receive upon exercise of the warrants because the warrants have a cashless exercise provision which allows the holder to pay for the warrant by reducing the number of shares received upon exercise. We will use any proceeds we receive from the exercise of warrants to augment our working capital for general corporate purposes.


                               SELLING SHAREHOLDER

         The following table sets forth certain information as of November 12, 1998, with respect to the selling shareholder. On July 22, 1998, we issued to Intel Corporation 901,408 shares of the Company's Class B-1 Preferred Stock and a warrant to purchase 378,462 shares of the Class B-1 Preferred Stock at a price per share of $33.28125. All of the shares of Class B-1 Preferred Stock may be converted into shares of common stock at any time, initially on a one-for-one basis. Once the selling shareholder converts the Class B-1 Preferred Stock into Shares, it may offer or sell to the general public any or all of the Shares with this prospectus. Beneficial ownership after this offering will depend on the number of Shares actually sold by the selling shareholder. To our knowledge, the selling shareholder has sole voting and investment power with respect to these securities. We have entered into an agreement with Intel Corporation to accelerate the development of high-end graphics and video subsystems for workstations.

Name of Selling                  Shares of Common Stock              Shares of Common               Shares of Common Stock
Shareholder                     Beneficially Owned Prior          Stock Being Registered           Beneficially Owned After
                                    to the Offering                     for Resale                      the Offering(2)
--------------------------   -------------------------------    ---------------------------    ----------------------------------
                               Number         % of Class(1)               Number                 Number              Percent(3)
                             ------------     --------------    ---------------------------    -----------          -------------

Intel Corporation            1,282,128           11.46%                 1,279,870                2,258                   *


         * Represents less than 1% of the total issued and outstanding shares of common stock.

         (1) Includes all common stock beneficially owned by the selling shareholder as a percentage of the 9,910,236 shares of common stock outstanding on November 12, 1998, together with all other securities which the selling shareholder may convert into common stock.

         (2) Assumes that the selling shareholder disposes of all of the Shares covered by this prospectus and does not acquire any additional common stock. Assumes no other exercise of options, warrants, conversion rights or additional securities, if any.

         (3) Includes all common stock beneficially owned by selling shareholder as a percentage of the 11,190,106 shares of common stock outstanding after the offering and conversion of securities into common stock.


                              PLAN OF DISTRIBUTION

         Any or all of the Shares may be sold from time to time by the selling shareholder, its pledgees, donees, transferees, distributees or successors-in-interest. The selling shareholder may sell all or a portion of the Shares from time to time while the registration statement of which this prospectus is a part remains effective. The Company has agreed that it will use its best efforts to keep the registration statement effective for three years (or a shorter period if all the Shares have been sold or disposed of prior to such time). The aggregate proceeds to the selling shareholder from the sale of Shares offered by it hereby will be the prices at which such Shares are sold, less any commissions.

         The selling shareholder may sell Shares on the Nasdaq National Market, in privately negotiated transactions or otherwise, at fixed prices that may by changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Shares may be sold by one or more of the following methods, without limitation: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus, (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (d) privately negotiated transactions, and (e) a combination of any such methods of sale. In effecting sales, brokers and dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholder (or, if any such broker-dealer acts as agent for the purchaser of such Shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholder to sell a specified number of Shares at a stipulated price per Share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Shares commissions as described above. The selling shareholder may also sell Shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

         In connection with distributions of Shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell the Company's common stock short and deliver Shares to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of Shares offered hereby, which Shares such broker-dealers or other financial institutions may resell pursuant to this prospectus. The selling shareholder may also pledge Shares to a broker-dealer or other financial institution, and, upon default, such broker-dealer or other financial institution may effect sales of the pledged Shares pursuant to this prospectus.

         The selling shareholder and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. The Company will pay all expenses of registration (including the fees and expenses of the selling shareholder's counsel) incurred in connection with this offering, but the selling shareholder will pay all underwriting discounts, brokerage commissions and other similar expenses incurred by the selling shareholder. The Company has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including those arising under the Securities Act.

         At the time a particular offer of the Shares is made, to the extent required, the Company will distribute a supplement to this prospectus which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering.

         The selling shareholder may sell the Shares at any price. Sales of the Shares at less than market prices may depress the market price of the Company's common stock. Moreover, generally the selling shareholder is not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time. However, to the extent the selling shareholder is an affiliate of the Company, the selling shareholder would be subject to the volume limitations of Rule 144 under the Securities Act.

         The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the Shares by the selling shareholder and any other such person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

         To comply with certain states' securities laws, if applicable, the Shares may be sold in any such jurisdictions only through registered or licensed brokers or dealers. The Shares may not be sold in certain states unless the seller meets the applicable state notice and filing requirements.


                                     EXPERTS

         The financial statements and schedule of Evans & Sutherland Computer Corporation as of December 31, 1997 and December 27, 1996 and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         For purposes of this offering, Snell & Wilmer L.L.P., Salt Lake City, Utah, counsel to the Company, is giving its opinion on the validity of the Shares.

                                     PART II

                      INFORMATION NOT RQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

         The Company estimates that expenses in connection with the transactions described in this registration statement will be as follows. All expenses incurred with respect to the transactions will be paid by the Company.

SEC Registration Fee....................................................$ 4,784
Printing Expenses.........................................................1,000
Accounting Fees and Expenses..............................................5,000
Legal Fees and Expenses..................................................25,000
Transfer Agent Fees and Expenses..........................................1,000

         Total.........................................................$ 36,784

ITEM 15.  Indemnification of Directors and Officers

         Section 15-10a-901, et seq., of the Utah Revised Business Corporations Act authorizes a court to award, or a corporation's board of directors to grant, indemnify to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The E&S Bylaws require E&S to indemnify its directors and officers, including circumstances in which indemnification is otherwise discretionary under Utah law. E&S has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Utah law. The indemnification agreements may require E&S, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director and officer insurance, if available on reasonable terms. E&S's Articles of Incorporation provide for indemnification of its directors and officers to the maximum extent permitted by Utah law, and E&S's Bylaws provide for indemnification of its directors, officers, employees and other agents as permitted by Utah law.


ITEM 16.  Exhibits

Exhibit Number                                  Exhibit

         4.1 Series B Preferred Stock and Warrant Purchase Agreement dated July 20, 1998, between the Company and the selling shareholder, filed with the Form 10-Q for the quarter ended September 25, 1998, incorporated herein by reference

         4.2              Warrant to Purchase Series B Preferred Stock dated
                         July 22, 1998, between the Company and the selling shareholder, filed with the Form 10-Q for the quarter ended September 25, 1998, incorporated herein by reference

         4.3 Certificate of Designation, Preferences and Other Rights of the Class B-1 Preferred Stock of the Company, filed with the Form 10-Q for the quarter ended September 25, 1998, incorporated herein by reference

         5.1             Opinion of Snell & Wilmer,  LLP

        23.1             Consent of KPMG Peat  Marwick LLP

        23.2             Consent of Snell & Wilmer, LLP (included in Exhibit
                         5.1)

        24 Power of Attorney (included on signature page of registration statement)

ITEM 17.  Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (6) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah on the 11th day of November, 1998.

                               EVANS & SUTHERLAND COMPUTER CORPORATION


                                By:_____/s/__________________________
                                    Mark C. McBride
                                    Vice President, Corporate Controller
                                    and Corporate Secretary

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark C. McBride, his attorney-in-fact, to sign any amendments to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all the said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

           Signature                                     Title                                      Date


           _______/s/_________________________           Chairman of the Board of Directors         November 11, 1998
           Stewart Carrell


           _______/s/________________________            Director and President (Chief Executive    November 11, 1998
           James R. Oyler                                Officer)


           _______/s/_________________________           Vice President and Chief Financial         November 11, 1998
           John T. Lemley                                Officer (Principal Financial Officer)

                                                         Vice President, Corporate Controller and
           _______/s/__________________________          Corporate Secretary (Principal             November 11, 1998
           Mark C. McBride                               Accounting Officer)


           _______/s/__________________________          Director                                   November 11, 1998
           Gerald S. Casilli


           _______/s/_________________________           Director                                   November 11, 1998
           Peter O. Crisp


           _______/s/_________________________           Director                                   November 11, 1998
           Ivan E. Sutherland


           ______ /s/__________________________                                                     November 11, 1998
           Mark C. McBride
           Attorney-in-fact


                                  EXHIBIT INDEX



 Exhibit Number                        Exhibit

     4.1 Series B Preferred Stock and Warrant Purchase Agreement dated July 20, 1998, between the Company and the selling shareholder, filed with the Form 10-Q for the quarter ended September 25, 1998, incorporated herein by reference

     4.2 Warrant to Purchase Series B Preferred Stock dated July 22, 1998, between the Company and the selling shareholder, filed with the Form 10-Q for the quarter ended September 25, 1998, incorporated herein by reference

     4.3 Certificate of Designation, Preferences and Other Rights of the Class B-1 Preferred Stock of the Company, filed with the Form 10-Q for the quarter ended September 25, 1998, incorporated herein by reference

     5.1            Opinion of Snell & Wilmer, LLP

    23.1            Consent of KPMG Peat Marwick LLP

    23.2            Consent of Snell & Wilmer, LLP (included in Exhibit 5.1)

    24 Power of Attorney (included on signature page of registration statement)